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                                                                Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of STERIS Corporation for the registration of 727,938 Common Shares and to the incorporation by reference therein of our report dated April 18, 1995, with respect to the consolidated financial statements of STERIS Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1995, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

Cleveland, Ohio
June 19, 1996